NEOSTEM, INC.
420 Lexington Avenue
Suite 450
New York, New York 10170
Telephone: 212-584-4180
www.neostem.com

Rubenstein Public Relations
Contact: John McCook, Tel: 212-843-8365
Email: jmccook@rubensteinpr.com

FOR IMMEDIATE RELEASE

Breakthrough: The Pontifical Council for Culture and
NeoStem Partner to Advance Adult Stem Cell Research

New York, NY, May 19, 2010 – NeoStem, Inc., (NYSE Amex: NBS) ("NeoStem" or the "Company"), an international biopharmaceutical company with operations in the US and China, and the Vatican’s Pontifical Council for Culture, today announced a joint initiative that includes their charitable organizations to expand research and raise awareness of adult stem cell therapies. NeoStem’s Stem for Life Foundation, formed to create awareness about the promise of adult stem cells to treat disease, and the Pontifical Council’s Foundation, called STOQ International (Science Theology and the Ontological Quest), will work on a variety of collaborative activities with the goal of advancing  scientific research on adult stem cells, exploring their clinical application in the field of regenerative medicine and the cultural relevance of such a fundamental shift in medical treatment options, particularly with regard to the impact on theological and ethical issues.

“Considering the potential implication of scientific investigation, medical applicability and the cultural impact of research on adult stem cells, we view the collaboration with NeoStem as a critical effort,” said Reverend Tomasz Trafny, of the Pontifical Council for Culture. “Through educational initiatives with NeoStem and sponsorship of scientific research programs involving cutting edge adult stem cell science which does not hurt human life, we come one step closer to a breakthrough that can relieve needless human suffering. We are particularly excited about NeoStem’s VSEL™ technology and believe that mutual collaboration between NeoStem and the Pontifical Council for Culture could lead to significant financial commitment to support VSEL™ technology research.”

NeoStem acquired the worldwide exclusive rights to VSEL™ technology in 2007. Very small embryonic-like stem cells, which form the basis of the VSEL™ technology, have physical characteristics typically found in embryonic stem cells, including the ability to differentiate into specialized cells found in different types of tissue that would be able to interact with the specific organ in order to repair degenerated, damaged or diseased tissue.  This opens the door to the possibility of achieving the positive benefits associated with embryonic stem cells without the ethical or moral dilemmas as well as other negative effects associated with embryonic stem cells. “For over 40 years, physicians have been using adult stem cells to treat various blood cancers, but only recently has the promise of using adult stem cells to treat a significant number of other diseases begun to be realized. There are tremendous clinical and economic advantages to autologous stem cell transplantation (receiving your own stem cells) as there are no issues with immune rejection. Engraftment with your own stem cells is faster, safer and much less costly than receiving someone else’s stem cells (allogeneic)” said Dr. Robin L. Smith, Chairman and CEO of NeoStem. “Providing critical support to drive research and therapy efforts, this commitment is a milestone for the field of regenerative medicine,” added Dr. Smith.

As part of the collaboration, NeoStem and the Pontifical Council will pursue the development of educational programs, publications and academic courses with an interdisciplinary approach for theological and philosophical faculties, including those of bioethics, around the world.

One of the exciting planned initiatives will be a three day International Conference at the Vatican on adult stem cell research, including VSEL™ technology, that will focus on medical research presentations and theological and philosophical considerations and implications of scientific achievements.

All initiatives will aim at providing information, teaching and research regarding important issues of human health and of the present and future of medical progress in relation to adult stem cell research and with respect to the great value of human life. NeoStem and the Pontifical Council for Culture through their collaboration aspire to reach religious leaders and academicians working in the Pontifical and Catholic Institutions but also to extend their work and results to different institutions beyond the catholic environment.

To officially launch the initiative, the Vatican’s Pontifical Council for Culture will co-host a media briefing with officials of NeoStem Tuesday, May 25th at 11:00 a.m. at the Regency Hotel in the Ballroom at 540 Park Avenue in New York, NY. The briefing will announce details of a joint initiative between their charitable organizations to expand research and raise awareness of the adult stem cell therapies to advance regenerative medicine breakthroughs. Reverend Tomasz Trafny and Dr. Smith will offer details about the planned collaborative activities that will be conducted to explore adult stem cells and their clinical application in the field of regenerative medicine. The two will also discuss the cultural relevance of such a fundamental shift in medical treatment options, particularly with regard to the impact on theological and ethical issues.  Later in the day, at 1:00 p.m., Dr. Smith will provide corporate updates and discuss important advances in NeoStem’s business at the NASDAQ MarketSite, 4 Times Square, New York, NY.

About NeoStem, Inc.

NeoStem, Inc. is engaged in the development of stem cell-based therapies, pursuit of anti-aging initiatives and building of a network of adult stem cell collection centers in the U.S. and China that are focused on enabling people to donate and store their own (autologous) stem cells for their personal use in times of future medical need. The Company is also the licensee of various stem cell technologies, including a worldwide exclusive license to VSELTM technology which uses very small embryonic-like stem cells, shown to have several physical characteristics that are generally found in embryonic stem cells, and is pursuing the licensing of other technologies for therapeutic use. NeoStem's majority-controlled Chinese pharmaceutical operation, Suzhou Erye, manufactures and distributes generic antibiotics in China. For more information, please visit: http://www.neostem.com.

About Pontifical Council for Culture

The Pontifical Council for Culture is that Dicastery of the Roman Curia which assists the Pontiff in the exercise of his supreme pastoral office for the benefit and service of the universal Church and of particular Churches concerning the encounter between the saving message of the Gospel and cultures, in the study of the weighty phenomena of the rift between the Gospel and cultures; indifference in matters of religion; unbelief. It is also concerned with relationships between the Church and the Holy See and the world of culture; in particular it promotes dialogue with contemporary cultures, so that human civilization may become increasingly open to the Gospel, and so that men and women of science, letters and the arts may know that the Church acknowledges their work as a service to truth, goodness and beauty.

Among different tasks that have been given to the Pontifical Council for Culture, some are related to the collaboration with different cultural and scientific institutions. Those tasks are the following:

- To co-operate with Catholic universities and international organisations of a historical, philosophical, theological, scientific, artistic or intellectual nature, and to promote co-operation amongst them (John Paul II, Personal Letter to the Cardinal Secretary of State, 20 May 1982 concerns foundation of the Pontifical Council for Culture).

- To keep up with the activities of international bodies like UNESCO and the Council of Europe, which are concerned with culture, the philosophy of science and human sciences, and to ensure the effective participation of the Holy See in international congresses concerned with science, culture and education (Cf. ibid.).

- To facilitate Church-culture dialogue at the level of universities and research centres, organisations of artists and specialists, researchers and scholars, and to promote meetings of note in and through these sectors of culture (Cf. ibid.).

Forward-Looking Statements of NeoStem, Inc.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the initiatives surrounding the collaboration with the Pontifical Council for Culture about which no assurances can be given. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, as well as other periodic filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.